UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 9, 2007

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2

(Exact name of registrant as specified in its charter)

Texas	0-13518	75-1933081
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street, Second Floor Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Prudential-Bache Properties, Inc., George S. Watson and A. Starke Taylor, III, as general partners of Prudential-Bache/Watson & Taylor, Ltd.-2 (the “Partnership”), have completed the liquidation of the Partnership’s remaining assets. On November 9, 2007, the Partnership made the final liquidating distribution of $73.70 per unit to its unit holders. These distributions represented the remaining cash of the Partnership after the sale of its last property and after payment of its remaining known liabilities. As the distribution of these amounts to the unit holders of the Partnership represented the final step in the liquidation of the Partnership, the general partners terminated the Partnership effective November 13, 2007.

Item 9.01	Financial Statements and Exhibits.

(a) N/A

(b) N/A

(c) N/A

(d) Exhibit 99.1 Letter to Limited Partners of Prudential-Bache/Watson & Taylor, Ltd.-2, dated November 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2 (Registrant)

Date: November 13, 2007	By:	Prudential-Bache Properties, Inc., a Delaware
Corporation, managing general partner

	By:	/S/ RICHARD F. WELCH
Richard F. Welch Chairman of the Board of Directors, President and Chief Executive Officer